As filed with the Securities and Exchange Commission on August 5, 2011.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIBBEY INC.

(Exact name of registrant as specified in its charter)

Delaware	34-1559357
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Madison Avenue

Toledo, Ohio 43604

(Address of principal executive offices)

AMENDED AND RESTATED LIBBEY INC.

2006 OMNIBUS INCENTIVE PLAN

(full title of the plan)

Copy to:
Susan A. Kovach Vice President, General Counsel and Secretary Libbey Inc. 300 Madison Avenue Toledo, Ohio 43604 (419) 325-2100	Suzanne Hanselman Baker & Hostetler LLP 3200 PNC Center 1900 East Ninth Street Cleveland, Ohio 44114 (216) 621-0200 Counsel to Registrant

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, par value $.01 per share	1,460,000 shares	$14.88	$21,724,800	$2,522.25

(1)	This Registration Statement covers 1,460,000 additional shares of Common Stock, par value $0.01 per share (the “Common Stock”), of Libbey Inc. authorized to be offered and sold pursuant to the Amended and Restated Libbey Inc. 2006 Omnibus Incentive Plan. These shares are in addition to the shares registered under the Plan under Registration Statement on Form S-8 (Registration No. 333-139089) filed on December 1, 2006. Pursuant to Rule 416(a) of the Securities Act, this Registration also covers any additional shares of the Company’s Common Stock that may become issuable under the Plan by reason of any substitutions or adjustments to shares to account for any change in corporate capitalization, such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination or exchange of shares of Common Stock, dividend in kind, or other like change in capital structure.
(2)	The Proposed Maximum Offering Price is based on $14.88 (the average of the high and low prices for the Common Stock quoted on the New York Stock Exchange on August 3, 2011).

This Registration Statement on Form S-8 is being filed to register the offer and sale of an additional 1,460,000 shares of common stock par value $0.01 per share (the “Common Stock”) of Libbey Inc. (the “Company”) to be issued under the Amended and Restated Libbey Inc. 2006 Omnibus Incentive Plan (the “Plan”). In accordance with General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, Title No. 333-139089, filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 1, 2006 relating to the registration of offers and sales of common stock under the Plan, except as amended below.

PART I

Item 1. Plan Information

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.

PART II

Item 3. Incorporation of Documents by Reference

The documents listed below have been filed by the Company, with the Commission and are incorporated in this Registration Statement by reference:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “2010 10-K”);

(b) The Company’s Proxy Statement, dated March 31, 2011 for the Annual Meeting of Stockholders held on May 19, 2011 which incorporates by reference the Company’s 2010 Annual Report to Stockholders contained in the 2010 10-K;

(c) The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011;

(d) The Company’s Current Reports on Form 8-K filed with the SEC on January 25, 2011, February 22, 2011, May 3, 2011, May 24, 2011, June 27, 2011 and August 1, 2011;

(e) All other reports filed by the Company pursuant to Sections 13(c) or 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year ended December 31, 2010; and

(f) The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A filed on July 16, 1993 pursuant to Section 12 of the Exchange Act.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not required to be filed with this Registration Statement.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Reference also is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

The Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company provide for indemnification of officers and directors to the fullest extent permitted by applicable law.

The Company may enter into contracts with its officers and directors requiring the Company to indemnify such persons and to advance litigation expenses to such persons to the fullest extent permitted by applicable law. Delaware law presently permits a Delaware corporation (i) to indemnify any officer or director in any third-party or governmental actions against them for expenses, judgments, fines and amounts paid in settlement and, in derivative actions, for expenses, if the indemnitee acted in good faith and in the manner he or she believed to be in or not opposed to the best interest of such corporation, and (ii) to advance expenses in any action, provided that such officer or director agrees to reimburse the corporation if it is ultimately determined that he or she was not entitled to indemnification. Such contracts may require the Company to (i) indemnify such officers and directors upon receipt of an opinion of counsel in certain cases, (ii) pay indemnity demands pending a determination of entitlement thereto, and (iii) demonstrate, in any action brought thereunder, that such officer or director was not entitled to indemnification under applicable law.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Description of Exhibit

4.1	Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1993 and incorporated herein by reference).

4.2	Amended and Restated By-laws of the Company (filed as Exhibit 3.2 to the Company’s Form 8-K filed on August 1, 2011 and incorporated herein by reference).

4.3	The Amended and Restated Libbey Inc. 2006 Omnibus Incentive Plan (filed as Appendix A to the Company’s Proxy Statement filed on March 30, 2010 and incorporated herein by reference).

5	Opinion of Baker & Hostetler LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Baker & Hostetler LLP (included in Exhibit 5).

24	Power of Attorney (included in the signature page to the Registration Statement).

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the

Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, Ohio, on August 5, 2011.

LIBBEY INC.

By:	/s/ Susan A. Kovach
Susan A. Kovach
Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Susan A. Kovach and Scott M. Sellick, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of resubstitution and substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities with Libbey Inc. and on the dates indicated.

Signatures	Titles	Date

/s/ Stephanie A. Streeter	Chief Executive Officer (Principal Executive	August 5, 2011
Stephanie A. Streeter	Officer) and Director

/s/ Richard I. Reynolds	Executive Vice President, Chief Financial Officer	August 5, 2011
Richard I. Reynolds	(Principal Financial Officer) and Director

/s/ Carlos V. Duno	Director	August 5, 2011
Carlos V. Duno

/s/ William A. Foley	Chairman of the Board of Directors	August 5, 2011
William A. Foley

/s/ Jean-René Gougelet	Director	August 5, 2011
Jean-René Gougelet

/s/ Peter C. McC. Howell	Director	August 5, 2011
Peter C. McC. Howell

/s/ Deborah G. Miller	Director	August 5, 2011
Deborah G. Miller

/s/ Carol B. Moerdyk	Director	August 5, 2011
Carol B. Moerdyk

/s/ John C. Orr	Director	August 5, 2011
John C. Orr

/s/ Terence P. Stewart	Director	August 5, 2011
Terence P. Stewart

LIST OF EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1993 and incorporated herein by reference).

4.2	Amended and Restated By-laws of the Company (filed as Exhibit 3.2 to the Company’s Form 8-K filed on August 1, 2011 and incorporated herein by reference).

4.3	The Amended and Restated Libbey Inc. 2006 Omnibus Incentive Plan (filed as Appendix A to the Company’s Proxy Statement filed on March 30, 2010 and incorporated herein by reference).

5	Opinion of Baker & Hostetler LLP

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Baker & Hostetler LLP (included in Exhibit 5).

24	Power of Attorney (included in the signature page to the Registration Statement).